AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

                                     BETWEEN

                            INTEGRAMED AMERICA, INC.

                                       AND

              BAY AREA FERTILITY AND GYNECOLOGY MEDICAL GROUP, INC.


         THIS AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT ("Amendment No. 5"), dated September 19, 2001 by and between IntegraMed America, Inc., a Delaware corporation, with its principal place of business at One Manhattanville Road, Purchase, New York 10577 ("IntegraMed") and Bay Area Fertility and Gynecology Medical Group, Inc., a California medical corporation, with its principal place of business at 3160 Crow Canyon Road, Suite 150, San Ramon, California 94583 ("Bay Area Fertility").

                                    RECITALS:

         WHEREAS, IntegraMed and Bay Area Fertility are parties to a Management Agreement dated January 7, 1997, as amended (the "Agreement");and

         WHEREAS, IntegraMed and Bay Area Fertility wish to amend further the Agreement, in pertinent part to clarify certain financial and other terms and conditions;

         NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and as contained in the Agreement, IntegraMed and Bay Area Fertility agree as follows:

1. Section 2.1.2 is hereby deleted and the following is substituted therefor:

                  "2.1.2 Expenses incurred in the recruitment of additional physicians for PC including, but not limited to employment agency fees, travel and relocation expenses; and, (i) through December 31, 2001 up to $175,000 for the first 12 months of each new physician's employment to cover base salary, and (ii) commencing January 1, 2002, up to $250,000 annually for a period of three (3) years for each new physician's employment to cover base salary; provided, however, any such hire must be approved by the Joint Practice Management Board on a case-by-case basis; and provided, further, "additional physician" shall mean a new physician whose hiring is not to replace a physician who has left PC within 12 months prior to the employment of the new physician, but whose hiring increases PC's full-time equivalent ("FTE") physicians to a number greater than PC's FTE physicians for the previous 12 months."


2. Section 3.1.1 is hereby deleted in its entirety and the following substituted therefor:

                  "3.1.1 PC hereby engages IntegraMed for the Services. IntegraMed agrees to provide the Services only in the Counties of Alameda and Contra Costa, California (collectively, the "Territory"), and PC agrees to limit its use of the Services to the Territory, without prior written consent of IntegraMed. None of the Services made available to PC include any physician medical functions. To the extent they assist PC in performing medical functions, all Technical Employees provided by IntegraMed shall be subject to the professional supervision of PC. The parties agree that the `Decision-Making Authority for Integrated Entities Criteria' developed by the California Medical Association which provides a framework for compliance with the California corporate practice proscriptions shall be utilized by the parties as a guide with respect to the business services provided under this Agreement."

3.       The Agreement is hereby amended to add the following new Section 4.6:

                  "4.6 NETWORK ACTIVITIES. PC agrees to participate in IntegraMed network activities and programs including, but not limited to, using best efforts in offering IntegraMed Pharmaceutical Services to patients and participating in other product and service offerings IntegraMed has in effect from time to time."

4. Section 6.1.2 is hereby deleted in its entirety and the following substituted therefor:

                  "6.1.2 through December 31, 2002, a Base Service Fee, paid monthly, which includes a licensing fee for use of the names Reproductive Science Center and Bay Area Fertility, of an amount equal to six percent (6%) of the first $8.0 million of PC's Revenues; five percent (5%) of PC's Revenues over $8.0, but less than $12.0 million; and four percent (4%) of PC's Revenues of $12.0 million and above; and commencing January 1, 2003, a Base Service Fee, paid monthly, which includes a licensing fee for use of the names Reproductive Science Center and Bay Area Fertility, of an amount equal to six percent (6%) of the first $8.0 million of PC's Revenues; five percent (5%) of PC's Revenues over $8.0 million, but less than $12.0 million; four percent (4%) of PC's Revenues of $12.0 million or more, but less than $16.0 million; and three percent (3%) of PC's Revenues of $16.0 million or more."

5. Sections 6.1.3 and 6.1.4 are hereby deleted in their entirety and the following substituted therefor:

                  "6.1.3 during each year of this Agreement, an Additional Service Fee, paid monthly but reconciled quarterly, in accordance with the following table:

                  Applicable Year           Additional Service Fee

                  2001                               20% of PDE
                  2002                               18% of PDE
                  2003                               16% of PDE
                  2004                               14% of PDE
                  2005                               12% of PDE
                  2006 and thereafter                10% of PDE

         Notwithstanding anything in this Section 6.1.3 to the contrary, beginning January 1, 2006, the minimum annual Additional Service Fee paid to IntegraMed under this Agreement shall not be less than $322,000.00 per year but in no event shall exceed 20% of PDE, and the maximum annual Additional Service Fee paid to IntegraMed shall not exceed $644,000.00."

6.       The Agreement is hereby amended to add the following new Section 6.4 to
Article 6:

                  "6.4 INTEREST ON RECEIVABLES. PC will be charged monthly interest at an annualized rate of prime plus two percent (2%) on Receivables with an average days sales outstanding ("DSO") greater than 60 days for a trailing three-month period. For example, if prime is 6% and PC's Revenues are $1,385,000 for a three-month period, the average Revenues per day (assuming 90 days in such three-month period) equals $15,389. If the average of PC's Receivables resulting from the sum of the Receivables on the last day of the month and the last day of each of the preceding two months divided by 3 are $1.0 million, then PC's DSO equal 65 ($1.0 million divided by $15,389), resulting in interest being charged for the month on $76,945 of PC's Receivables ($15,389 times 5 days) at the rate of .67% (6% prime plus 2% divided by 12), or a $515.53 interest charge."

7.       The Agreement is hereby amended to add the following new Section 6.5 to
Article 6:

                  "6.5 FIXED ASSET INTEREST. PC agrees to pay IntegraMed interest equal to the prime rate plus 2% of IntegraMed's primary bank on IntegraMed net fixed assets at the Facilities in excess of $1,187,146."

8. The Agreement will be captioned "Business Service Agreement between IntegraMed America, Inc. and Bay Area Fertility and Gynecology Medical Group, Inc..," and all references to "management services" shall mean "business services." .

9. All other provisions of the Agreement, as amended, not in conflict with this Amendment No. 5 remain in full force and effect.



         IN WITNESS WHEREOF, the parties have signed this Amendment No. 5 as the date first written above.

INTEGRAMED AMERICA, INC.


By:  /s/Gerardo Canet
     --------------------------------
     Gerardo Canet, President

BAY AREA FERTILTY AND GYNECOLOGY MEDICAL GROUP, INC.


By:  /s/Aronold Jacobson, M.D.
     --------------------------------
     Arnold Jacobson, M.D., President